Exhibit 23




                               Arthur Andersen LLP
                                   Suite 2500
                            133 Peachtree Street, NE
                             Atlanta, GA 30303-1816
                                  404-658-1776


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



      As independent public accountants, we hereby consent to the incorporation of our report dated February 16, 2000 on the financial statements of Alabama Power Company, included in this Form 8-K, into Alabama Power Company's previously filed Registration Statement File No. 333-67453.


/s/Arthur Andersen LLP
Birmingham, Alabama
February 28, 2000